SCHEDULE II

				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-J NET ENTERPRISES

          GABELLI ADVISERS, INC
                      12/01/04          220,000             2.5000
                      11/30/04            1,500-            2.7233
                      11/29/04            3,000-            2.7700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ BULLENTIN BOARD.

(2) PRICE EXCLUDES COMMISSION.